Exhibit 99.1

Jamba, Inc. Announces First Quarter 2015 Financial Results

Comparable Store Sales Up 5.0% System-wide, Up 6.0% for Company-owned Stores

Refranchising Agreements Accelerate Move to Asset-Light Model

Share Repurchase Program Continues

Company Affirms Full Year Guidance

EMERYVILLE, Calif., May 7, 2015 --Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the first fiscal quarter ended March 31, 2015. The Company achieved significant accomplishments in several areas, highlighted by a strong increase in same store sales with gains in premium juices and Energy Bowls™. For the quarter, Jamba reported system-wide comparable store sales increases of 5.0%, company-owned stores of 6.0%, and franchise-operated stores of 4.2%.

On a GAAP basis, for the first quarter of 2015, net loss attributable to Jamba, Inc. was approximately $(1.8) million, or $(0.11) diluted loss per share, which included upfront costs incurred from the company’s organizational restructuring, the transition of certain administrative functions to third party service provider Capgemini and costs incurred in the move to an asset-light business model. On a non-GAAP basis, which excludes the upfront costs, adjusted net loss attributable to Jamba, Inc.(2) was approximately $(1.0) million or $(0.06) diluted loss per share.

“Jamba’s results reflect value-creating accomplishments on several fronts, ranging from increases for comparable store sales driven by our premium juice platform to refranchising gains and new venture growth. We advanced our priority to transform Jamba to an asset-light model with our agreement to refranchise 100 California stores. Our plans for the accelerated refranchising of other units will reduce company-owned stores to around 10 percent of our total stores by year-end. That’s down from approximately 30 percent company-owned stores we had just a year ago,” said James D. White, chairman, president and chief executive officer of Jamba, Inc. “These advances involved incremental transition costs for organizational restructuring and outsourcing expenses plus costs associated with moving to the asset-light model, which are reflected in our net loss for the quarter. In addition, our first-ever share repurchase program is well underway with 1.4 million shares purchased since inception,” Mr. White said. “As these efforts unfold, Jamba is also advancing in the marketplace with sales of our new juice and Energy Bowl™ platforms growing and our new loyalty program and mobile pay systems gaining new users.”

“We are pleased to affirm our guidance for the strong growth of comparable store sales, operating margin and new stores for the full year,” concluded Mr. White.

Highlights for the 13 weeks ended March 31, 2015, compared to the 13 weeks ended April 1, 2014:

•	Company-owned comparable store sales(1) increased 6.0% in the first quarter compared to the prior year period;

•	System-wide comparable store sales(1) increased 5.0% and franchise-operated comparable store sales(1) increased 4.2% for the first quarter of 2015 compared to the prior year period;

•	Net loss was $(1.7) million, or $(0.11) diluted loss per share for the first quarter of 2015, compared to a net loss of $(0.2) million or $(0.01) diluted loss per share for the prior year period. Adjusted net loss attributable to Jamba, Inc.(2) on a non-GAAP basis was $(1.0) million, or $(0.06) diluted earnings per share for the first quarter of 2015, excluding $0.7 million in upfront costs incurred for organizational restructuring, the transition of certain administrative functions to third party service provider Capgemini, and the move to an asset-light business model;

•	Total revenue for the first quarter of 2015 was $52.5 million compared to total revenue of $51.6 million for the prior year period;

•	General and administrative expenses for the 13 weeks ended March 31, 2015 increased 7.3% to $9.0 million compared with $8.4 million for the prior year period. On a non-GAAP basis, adjusted general and administration expense(2) was $8.5 million, which excludes upfront general and administration expense, primarily related to costs incurred for organizational restructuring, the transition of certain administrative functions to Capgemini and the move to an asset-light business model. General and administrative expenses for 2015 are targeted for approximately $30 million as the Company moves toward the asset-light business model;

•	Shares repurchased during the quarter were 445,414, utilizing $6.7 million under the $25 million share repurchase plan. Cumulatively through the end of the first quarter, 1,356,227 shares, or $18.7 million worth have been repurchased under this plan; and,

•	Plans were accelerated to move to a greater than 90% franchise system by the end of fiscal 2015. An agreement was reached to refranchise 100 company-owned stores in San Francisco, Sacramento and San Diego to the Vitaligent group for $36 million in cash. Under its accelerated initiative, Jamba plans to refranchise approximately 90-100 additional stores by year-end which positions Jamba to reach its accelerated, cumulative goal of a 90% franchise system. Jamba projects cash proceeds of $55-70 million from these refranchises.

First Quarter Fiscal 2015 Results

Revenue

For the 13 weeks ended March 31, 2015, total revenue increased 1.7% to $52.5 million from $51.6 million in the prior year period. The increase is primarily due to the 6.0% increase in company-owned comparable store sales(1) partially offset by the reduction in the number of company-owned stores pursuant to the company’s refranchising strategy. The increase in company-owned comparable store sales(1) of 6.0% was driven primarily by an increase in average check of 580 basis points and an increase in transaction count of 20 basis points. Franchise and other revenue increased 9.5% to $4.8 million from $4.4 million in the prior year period, primarily due to increased royalties resulting from the franchise-operated comparable store sales(1) increase of 4.2% during the 13 week period ended March 31, 2015. JambaGO® revenue was $0.7 million and $0.6 million in the 13 week periods ended March 31, 2015 and April 1, 2014, respectively.

Loss from Operations and Operating Margin

Jamba’s operating margin was (3.2)% for the first quarter of 2015 compared to (0.4)% for the quarter ended April 1, 2014. On a dollar basis, the $(1.7) million loss from operations for the first quarter of 2015 was a $1.5 million increase from the $(0.2) million loss from operations in the first quarter of 2014, resulting from the mix shift to the made to order juice and bowl platforms, which have higher cost of goods sold and labor and costs related to our transition to an asset-light business model. On a non-GAAP basis which excludes the upfront costs, adjusted loss from operations(2) was approximately $(1.0) million or (1.8)% compared to (0.4)% from the prior year. Initiatives have been operationalized at stores to improve store level margins by 200-300 basis points for 2015, which we believe will increase operating margin.

Retail Growth

As of March 31, 2015, there were 805 Jamba® stores system-wide in the United States, of which 546 are franchise-operated stores, and 259 are Company-owned. Franchise-operated stores include 40 Smoothie Stations™, Jamba’s limited menu express format. During the quarter, Jamba opened two new domestic franchise-operated stores, two non-traditional smoothie stations, and two international store locations, one in the Middle East and one in Mexico. No new Company-owned stores opened during the quarter. During the quarter, seven stores were closed globally. As of March 31, 2015 there were 62 international store locations, all of which are franchise-operated. Growth continues at JambaGO® with units in operation approaching 2,000.

Liquidity

On March 31, 2015, the Company held $8.1 million in cash and cash equivalents as compared to $17.8 million cash and cash equivalents at December 30, 2014. As of March 31, 2015 and April 1, 2014, the Company did not have any restricted cash. During the quarter, the Company repurchased 445,414 shares of common stock on the open market at an average price of $15.00 per share. Subsequent to March 31, 2015, the Company completed the transfers of two refranchising packages for aggregate consideration of $4.9 million.

Outlook for 2015

The Company continues to expect to achieve the following results for fiscal 2015:

•	Increase company-owned comparable store sales(1) to 3.0% to 5.0%;
•	Achieve non-GAAP operating margin of 4.0% - 6.0%;
•	Refranchise additional stores by end of 2015 for a franchise rate of 90%; and,
•	Open approximately100 new locations globally.

Webcast and Conference Call Information

A conference call to review the first quarter 2015 results will be held today, May 7, 2015 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 13606708. The replay will be available until May 28, 2015. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc., owns and franchises Jamba Juice® stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, hot teas and a variety of food items including, hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, Energy Bowls™, baked goods and snacks. As of March 31, 2015, there were 867 store locations globally. There were 259 Company-owned and operated stores and 546 franchise-operated stores in the United States, and 62 franchise-operated international stores. Jamba Juice Company expanded the Jamba® brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademarks. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba® outlets in the United States.

Fans of Jamba Juice® can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.jambajuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including the statements made under the caption “Outlook for 2015” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks

ICR

646-277-1212

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1) Comparable store sales are calculated using sales of Jamba Juice® stores open more than one full year. Company-owned comparable store sales percentages are based on sales from Company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both Company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the Company-owned store base for each accounting period of the fiscal year to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been Company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in Company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and franchise-operated stores.

(2) Non-GAAP adjusted net income attributable to Jamba, Inc. is calculated as net income attributable to Jamba, Inc. as determined in accordance with GAAP excluding the cost items as specifically identified in the non-GAAP reconciliation schedules set forth below associated with the Company’s legal and, transition costs related to the Company’s move to outsource specified services to Capgemini and the move to an asset-light business model. Non-GAAP general and administration expense is calculated as general and administration expense in accordance with GAAP excluding $0.4 million of the portion of such transitional costs in general and administration expenses. The Company believes that net income attributable to Jamba, Inc. and general and administration expense adjusted to exclude the costs of such items is a helpful indicator of the Company's operating performance in that it shows the net gain/loss without the impact of what the Company believes to be upfront transitional costs. Management does not believe such costs are reflective of the Company's ongoing performance and accordingly excludes those items from non-GAAP adjusted net income/loss attributable to Jamba, Inc. and general and administration expense.

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Week	13 Week
	Period Ended	Period Ended
(In thousands except share and per share amounts)	March 31, 2015	April 1, 2014

Revenue:

Company stores	$47,728	$47,272
Franchise and other revenue	4,776	4,361
Total revenue	52,504	51,633
Costs and operating expenses:
Cost of sales	12,407	11,582
Labor	16,088	14,330
Occupancy	6,835	6,967
Store operating	8,034	7,402
Depreciation and amortization	1,873	2,618
General and administrative	8,963	8,350
Other operating, net	(28)	603
Total costs and operating expenses	54,172	51,852
Loss from operations	(1,668)	(219)
Other income (expense), net:
Interest income	15	16
Interest expense	(41)	(46)
Total other expense, net	(26)	(30)

Loss before income taxes	(1,694)	(249)
Income tax (expense ) benefit	(26)	5
Net loss	(1,720)	(244)
Less: Net income attributable to noncontrolling interest	31	-
Net loss attributable to common stockholders	$(1,751)	$(244)

Weighted-average shares used in computation of loss per share:
Basic	16,370,885	17,165,087
Diluted	16,370,885	17,165,087

Loss per share attributable to Jamba, Inc. common shareholders:
Basic	$(0.11)	$(0.01)
Diluted	$(0.11)	$(0.01)

 JAMBA, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 Reconciliation of GAAP to Non-GAAP

 (Unaudited)

 Adjusted for Transitional Costs Associated with Shift to Asset-Light Business Model

			Non-GAAP
	Reported		As Adjusted
	13 Week		13 Week	13 Week
	Period Ended	Transitional	Period Ended	Period Ended
(In thousands except share and per share amounts)	March 31, 2015	Costs	March 31, 2015	April 1, 2014
Revenue:
Company stores	$47,728	$-	$47,728	$47,272
Franchise and other revenue	4,776	-	4,776	4,361
Total revenue	52,504	-	52,504	51,633

Costs and operating expenses:
Cost of sales	12,407	-	12,407	11,582
Labor	16,088	-	16,088	14,330
Occupancy	6,835	-	6,835	6,967
Store operating	8,034	(189)	7,845	7,402
Depreciation and amortization	1,873	-	1,873	2,618
General and administrative	8,963	(440)	8,523	8,350
Other operating, net	(28)	(120)	(148)	603
Total costs and operating expenses	54,172	(749)	53,423	51,852

(Loss) income from operations	(1,668)	749	(919)	(219)

Other income (expense), net:

Interest income	15	-	15	16
Interest expense	(41)	-	(41)	(46)
Total other expense, net	(26)	-	(26)	(30)

(Loss) income before income taxes	(1,694)	749	(945)	(249)

Income tax (expense ) benefit	(26)	-	(26)	5

Net (loss) income	(1,720)	749	(971)	(244)

Less: Net income attributable to noncontrolling interest	31	-	31	-

Net (loss) income attributable to Jamba, Inc.	$(1,751)	$749	$(1,002)	$(244)

Weighted-average shares used in computation of loss per share:

Basic	16,370,885		16,370,885	17,165,087
Diluted	16,370,885		16,370,885	17,165,087

Loss per share attributable to Jamba, Inc. common shareholders:
Basic	$(0.11)		$(0.06)	$(0.01)
Diluted	$(0.11)		$(0.06)	$(0.01)

JAMBA, INC.

(Unaudited)

STORE COUNT
	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
For the 13 week period ended March 31, 2015
At December 30, 2014	263	543	62	868
Opened	-	4	2	6
Closed	-	(5)	(2)	(7)
Acquired	-	4	-	4
Refranchised	(4)	-	-	(4)
At March 31, 2015	259	546	62	867

For the 13 week period ended April 1, 2014
At December 31, 2013	268	535	48	851
Opened	-	9	2	11
Closed	(1)	(4)	(3)	(8)
Acquired	-	4	-	4
Refranchised	(4)	-	-	(4)
At April 1, 2014	263	544	47	854

COMPARABLE STORE SALES
	13 Week	13 Week
	Period Ended	Period Ended
	March 31, 2015	April 1, 2014

Percentage Change in Comparable store sales
Company stores	6.0%	0.6%
Franchise stores	4.2%	0.1%
System-wide	5.0%	0.3%

Percentage Change in Comparable Company store sales
Traffic effect	0.2%	-5.8%
Average check effect	5.8%	6.4%
Total Comparable Company store sales	6.0%	0.6%

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 30,
(In thousands, except share and per share amounts)	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$8,116	$17,750
Receivables, net of allowances of $272 and $280	16,226	16,977
Inventories	2,267	2,300
Prepaid and refundable taxes	329	474
Prepaid rent	2,931	504
Assets held for sale	22,875	24,351
Prepaid expenses and other current assets	7,554	8,105
Total current assets	60,298	70,461

Property, fixtures and equipment, net	16,002	16,445
Goodwill	897	982
Trademarks and other intangible assets, net	1,295	2,360
Other long-term assets	1,969	2,241

Total assets	$80,461	$92,489

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,310	$3,926
Accrued compensation and benefits	4,813	6,325
Workers' compensation and health insurance reserves	1,680	1,311
Accrued jambacard liability	32,368	38,184
Other current liabilities	21,005	16,454
Total current liabilities	62,176	66,200

Deferred rent and other long-term liabilities	8,643	9,544
Total liabilities	70,819	75,744

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 30,000,000 shares authorized; 17,523,014 and 16,166,869 shares issued and outstanding at March 31, 2015, respectively and 16,567,803 shares issued and outstanding at December 30, 2014	$18	$17
Additional paid-in-capital	397,928	396,629
Treasury shares at cost	(18,674)	(11,991)
Accumulated deficit	(369,792)	(368,041)
Total equity attributable to Jamba, Inc.	9,480	16,614
Noncontrolling interest	162	131
Total stockholders' equity	9,642	16,745

Total liabilities and stockholders' equity	$80,461	$92,489